                                                                  EXHIBIT 5(12B)


                             DTE ENERGY COMPANY (a)
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

                                                                                                    Twelve Months
                                                                                                        Ended
                                                                                                 September 30, 1995
                                                                                                 ------------------
                                                                                      (Thousands, except for ratio and percent)
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $       448,377
                                                                                                    ---------------
Taxes based on income:
  Current income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           199,077
  Deferred taxes - net  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           103,643
  Investment tax credit adjustments - net   . . . . . . . . . . . . . . . . . . . . . . . . . . .          (15,022)
  Municipal and state   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             2,869
                                                                                                    ---------------
    Total taxes based on income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           290,567
                                                                                                    ---------------

Fixed charges:
  Interest on long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           273,679
  Amortization of debt discount, premium and expense  . . . . . . . . . . . . . . . . . . . . . .            11,178
  Other interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             5,498
  Interest factor of rents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            29,000
                                                                                                    ---------------
    Total fixed charges   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $       319,355
                                                                                                    ---------------

Earnings before taxes based on income and fixed charges . . . . . . . . . . . . . . . . . . . . .   $     1,058,299
                                                                                                    ===============

Preferred stock dividend requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $        28,763
Dividends meeting requirement of IRC Section 247  . . . . . . . . . . . . . . . . . . . . . . . .             3,870
Percent deductible for income tax purposes  . . . . . . . . . . . . . . . . . . . . . . . . . . .             40.00 %
Amount deductible . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1,548
Amount not deductible . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            27,215
Ratio of pretax income to net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1.65
Dividend factor for amount not deductible . . . . . . . . . . . . . . . . . . . . . . . . . . . .            44,905
Amount deductible . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1,548
                                                                                                    ---------------
  Total preferred stock dividend factor   . . . . . . . . . . . . . . . . . . . . . . . . . . . .            46,453
  Total fixed charges   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           319,355
                                                                                                    ---------------
  Total fixed charges and preferred stock dividends   . . . . . . . . . . . . . . . . . . . . . .   $       365,808
                                                                                                    ===============

Ratio of earnings to fixed charges and preferred  stock
  dividend requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              2.89

---------------

(a) As reported in Item 2 hereof, DTE Energy Company became the sole owner of The Detroit Edison Company on January 1, 1996. DTE Energy Company is, for financial reporting purposes, substantially the same as The Detroit Edison Company.